UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which traded
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on July 28, 2021, Liberty Media Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”), by and among the Company, its Chairman of the Board, John C. Malone (“Mr. Malone”), and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “JM Trust” and together with Mr. Malone, the “Malone Group”), whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in the Company would not exceed 49% (the “Target Voting Power”) plus 0.5% (under certain circumstances). In particular, pursuant to the Exchange Agreement, in connection with any event that would result in a reduction in the outstanding votes of any of the Company’s tracking stock groups (each, a “Group”) or an increase of Mr. Malone’s beneficially-owned voting power in any Group (other than a Voting Power Exchange (as defined in the Exchange Agreement)) (an “Accretive Event”), in each case, such that Mr. Malone’s voting power with respect to such Group would exceed the Target Voting Power plus 0.5%, Mr. Malone or the JM Trust will be required to exchange with the Company shares of Series B common stock of such Group for an equal number of shares of Series C common stock of the same Group so as to maintain Mr. Malone’s voting power with respect to such Group as close as possible to, without exceeding, the Target Voting Power, on the terms and subject to the conditions of the Exchange Agreement (the “Reverse Exchange”).

The Company has requested the Malone Group to consummate, and the Malone Group has agreed to consummate, a Reverse Exchange such that, immediately following such Reverse Exchange, the Malone Group’s outstanding voting power of Liberty Formula One common stock will be reduced to be as close as possible to being equal to, but without being greater than, 49.0%. Pursuant to the foregoing and in light of the fact that there have been, and may in the future be, certain holders converting their respective shares of the Company’s Series B Liberty Formula One common stock, par value $0.01 per share (“FWONB”), into shares of the Company’s Series A Liberty Formula One common stock, par value $0.01 per share, that would be expected to result in the occurrence of an Accretive Event, on December 8, 2025, the JM Trust transferred to the Company an aggregate of 47,297 shares of FWONB and in exchange, the Company issued to the JM Trust an equivalent number of shares of the Company’s Series C Liberty Formula One common stock, par value $0.01 per share (“FWONK”). In connection with the foregoing Reverse Exchange, each of the Company and the Malone Group waived all of their respective rights under the Exchange Agreement to rescind such Reverse Exchange. The shares of FWONK issued by the Company to the JM Trust pursuant to the Exchange Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
Name:	Brittany A. Uthoff
Title:	Vice President and Assistant Secretary